IVY FUNDS

EX-99.B-77I

SUB-ITEM 77I: Terms of new or amended securities

Shares of Ivy Global Strategic Income Fund

Registration Statement describing shares of Ivy Global Strategic Income Fund, a series of the Registrant, was filed with the Securities and Exchange Commission by EDGAR on April 1, 2008 in Post-Effective Amendment No. 148 to the Registration Statement on Form N1-A, and is incorporated by reference herein.